Exhibit 99.1

   MEDIA RELEASE
FOR IMMEDIATE RELEASE
Ramesh Zacharias
Chief Executive Officer
Med-Emerg International Inc.
Tel: 905-858-1368
Email: rzacharias@med-emerg.com

MED-EMERG INTERNATIONAL

COMPANY INITIATES ACTION TO PRESERVE ITS RIGHTS IN CONTRACT DISPUTE

Toronto, Canada - December 28, 2005 -Med-Emerg International Inc. (OTC BB: MDER-MDERW) announced today that it has filed a Notice of Action against Public Works and Government Services Canada claiming funds that it is still owed from the Company’s recently completed contract with the Canadian Forces, Department of National Defence.

The contractual dispute was referred to the Contract Claims Resolution Board (CCRB) earlier this year. Recent changes to the Limitations Act, Ontario require the Company to take this action to preserve its rights, should the CCRB process be unsuccessful.

MEII specializes in the coordination and delivery of emergency and primary health care related services in Canada. These services include physician and nurse staffing and recruitment, clinical management services, a national drug infusion service, and a comprehensive physician practice management program.

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Certain oral and written statements of the management of the Company included in this press release may contain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. These forward-looking statements include statements about the Company's marketing strategy, future sales growth, profitability, competitive position, and release of new products.  The words "plan", "expect", "believe", "intend", "anticipate", "forecast", "target", "estimate" and similar expressions identify forward-looking statements.  Forward-looking statements are based on assumptions made by and information currently available to the Company.  Investors are cautioned that these forward-looking statements are neither promises nor guarantees, and are subject to risks and uncertainties that may cause future results to differ materially from those expected.  The Company does not undertake to review or update these forward-looking statements.